As filed with the Securities and Exchange Commission on December 13, 2005

Securities Act File No. 333-127238

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK STREET TELECOM FUNDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6770 (Primary Standard Industrial Classification Code Number)	54-2178207 (I.R.S. Employer Identification Number)
One Landmark Square 18th Floor Stamford, CT 06901 (203) 252-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
James H. Henry Chief Financial Officer One Landmark Square 18th Floor Stamford, CT 06901 (203) 252-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stuart H. Gelfond	Floyd I. Wittlin
Fried, Frank, Harris, Shriver & Jacobson LLP	Bingham McCutchen LLP
One New York Plaza	399 Park Avenue
New York, NY 10004-1980	New York, NY 10022-4689
(212) 859-8000	(212) 705-7000
(212) 859-4000 – Facsimile	(212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, consisting of one share of Common Stock, $0.0001 par value, and two Warrants (2)	17,250,000 Units	$6.00	$103,500,000	$12,181.95
Shares of Common Stock included as part of the Units (2)	17.250,000 Shares	—	—		(3)
Warrants included as part of the Units (2)	34,500,000 Warrants	—	—		(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	34,500,000 Shares	$5.00	$172,500,000	$20,303.25
Total			$276,000,000	$32,485.20	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,250,000 Units, consisting of 2,250,000 Shares of Common Stock and 4,500,000 Warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)	The Registrant previously paid $20,844.67 of the Registration Fee on August 5, 2005 and $11,640.53 on November 3, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2005

PRELIMINARY PROSPECTUS

$90,000,000

15,000,000 Units

Bank Street Telecom Funding Corp. is a blank check company recently formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and

•	two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                       , 2006, and will expire on                       , 2009, or earlier upon redemption.

We have granted the underwriter a 45-day option to purchase up to 2,250,000 additional units solely to cover over-allotments, if any (over and above the 15,000,000 units referred to above). The over-allotment option will be used only to cover the underwriter's net short position resulting from the initial distribution.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol                    on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, unless the underwriter notifies us that it will not exercise its over-allotment option in which case separate trading of the common stock and warrants will commence as soon as practicable following such notice. For more information, see the section entitled "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols              and             , respectively.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission (1)	Proceeds, Before Expenses, to Us
Per unit	$6.00	$0.30	$5.70
Total	$90,000,000	$4,500,000	$85,500,000

(1)	The underwriter has agreed to defer additional underwriting fees equal to 2% of the gross proceeds of this offering, or $1,800,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, we will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

Of the net proceeds we receive from this offering, $82,959,415 (approximately $5.53 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. CRT Capital Group LLC expects to deliver our securities to investors in the offering on or about                       , 2005.

CRT Capital Group LLC

                    , 2005

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Bank Street Telecom Funding Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option.

Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, one or more operating businesses. The term "existing stockholder" as used in this prospectus refers to the persons that held shares of our common stock immediately prior to the date of this prospectus. In addition, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares. Unless otherwise indicated, all information presented in this prospectus is adjusted to give effect to a 15 for 11 stock split effective November 2, 2005.

We are a recently organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. In addition, neither The Bank Street Group LLC, an affiliate of our chief executive officer and our chief financial officer and treasurer, nor any of its affiliates, agents or other representatives has conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us.

Bank Street Group collects information about companies in the communications industry in the ordinary course of its business, most of which is generally available to the general public and/or anyone with an interest in the communications industry. Our management has not analyzed this information or conducted a compilation of the information sources available to begin to identify potential targets for a business combination. Management has also instructed our directors, special advisors and existing stockholders, and employees of Bank Street Group, that our management has not and they should not begin any work to compile a list of potential targets for a business combination until this offering has been completed.

We will not acquire any communications company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Further, we will not acquire communications companies currently affiliated with any of our management, directors, special advisors or existing stockholders. We define "affiliated with" a person to include:

•	any person that directly, or indirectly, controls or is controlled by or under common control with the person and

•	any current officer, director or employee of a person.

The communications industry includes companies that create, produce, deliver, distribute and/or market communications services, or provide equipment, software or technology that enables the provision of communications services and related or complementary businesses. Communications services include voice, data or video transmission services delivered over wireline or wireless networks.

In recent years, regulatory developments have led to changes and increased competition in the communications industry. The Telecommunications Act of 1996 and its implementation through the Federal Communications Commission, or FCC, regulations have broken down barriers between providers of different types of communications services. Companies that were effectively limited to providing one communications service can now provide additional services with fewer regulatory restrictions or requirements.

Advances in technology have furthered changes in the industry by enabling delivery of cable television services, telephone services and broadband internet services over different types of networks and making the delivery of more than one service over one broadband network feasible and economical.

We are focused on a business combination in the communications industry, which includes, among others, the following sectors:

•	wireline local and long distance telecommunications;

•	internet services and infrastructure;

•	mobile wireless services;

•	satellite-based services;

•	video services; and

•	information technology services, equipment and networking.

Companies providing these services may utilize a variety of transmission mediums, including wireless and wireline networks, and a variety of switching platforms, including traditional circuit switching and internet protocol (voice over internet protocol).

Through the members of our management team and our directors and special advisors, we have extensive contacts and sources from which to generate acquisition opportunities in the communications industry.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

Our existing stockholders have individually agreed with CRT Capital Group LLC that, during the 40 trading day period beginning 60 days after the end of the "restricted period" under Regulation M, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, spend up to $1,400,000 to purchase warrants in the public marketplace, at prices not to exceed $0.65 per warrant following this offering. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above.

These warrant purchases may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of these purchases. However, since the obligations to purchase the warrants will terminate at the end of the fortieth trading day beginning 60 days after the end of the "restricted period" under Regulation M or the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may, accordingly, substantially decrease following the termination of these obligations.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over the counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

We are a Delaware corporation formed on July 15, 2005. Our offices are located at One Landmark Square, 18th Floor, Stamford, Connecticut 06901, and our telephone number is (203) 252-2800.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 9 of this prospectus.

Securities offered:	15,000,000 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, unless the underwriter notifies us that it will not exercise its over-allotment option in which case separate trading of the common stock and warrants will commence as soon as practicable following such notice. However, in no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option. For more information, see the section entitled "Description of Securities—Units."

Common stock:

Number of shares outstanding before this offering:	3,750,000 shares

Number of shares to be outstanding after this offering:	18,750,000 shares

Warrants:

Number of warrants outstanding before this offering:	0 warrants

Number of warrants to be outstanding after this offering:	30,000,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of a business combination on the terms described in this prospectus; or

•	, 2006.

The warrants will expire at 5:00 p.m., New York City time, on , 2009, or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:

•	at any time after the warrants become exercisable;

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•	only if the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our securities:

Units:

Common stock:

Warrants:

Offering proceeds to be held in trust:	$82,959,415 of the proceeds of this offering (approximately $5.53 per unit) will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, and (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2,000,000 after the payment of the expenses related to this offering). In addition, the proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of this offering upon the consummation of our initial business combination. For more information, see the section entitled "Use of Proceeds."

None of the warrants may be exercised until after the consummation of a business combination. Thus, proceeds from the exercise of the warrants will be paid directly to us; those proceeds will not be held in trust. For more information, see the section entitled "Description of Securities —Warrants."

The stockholders must approve a business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders (other than our existing stockholders). As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination."

Conversion rights for stockholders voting to reject a business combination:	Public stockholders (other than our existing stockholders) voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their pro rata share (less applicable taxes), if the business combination is approved and consummated. Our existing stockholders will not be able to convert their stock into a pro rata share of the trust account under these circumstances. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Conversion rights."

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock which they purchased in or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Liquidation if no business combination."

Lock-up of management shares:	All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between the holders of the shares and CRT Capital Group LLC restricting the sale of such shares until six months after a business combination is successfully completed. Until such time, any holder of shares subject to a lock-up agreement may not sell or transfer those shares, except to certain family members (including to a trust established for the benefit of such family members), and to any financing party which is funding the holder's obligation to purchase warrants in the open marketplace following this offering (for a more detailed description of this obligation and the related financing arrangements, see the section entitled "Principal Stockholders"). Any purchaser or transferee of shares subject to a lock-up agreement must agree to the same transfer restrictions as are in the original lock-up agreement. The lock-up agreements do not affect any other right which our existing stockholders may exercise as holders of our common stock, including the right to vote their shares. Any additional shares of common stock which our existing stockholders purchase in or following this offering will not be subject to a lock-up agreement and there will be no transfer restrictions on those additional shares.

Determination of offering amount:	We determined the size of this offering based on our estimate of the capital required to facilitate a business combination with one or more target businesses in the communications industry with a fair market value of between $65 million and $150 million. Generally, communications companies of a size within this range have sufficient assets and revenues to distinguish them from a development stage business but are not so large that we would expect to compete against larger strategic buyers and well-financed private equity firms. Although our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net asset value at the time of the business combination, there is no maximum limit on the fair market value of an acquired business. If we identify an attractive potential target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. Net of transaction fees and expenses, an offering size of $90 million results in a minimum fair market value of approximately $65 million based on 80% of our expected net asset value at the time of the business combination.

Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business. Based on the collective experience of our management, directors and special advisors in the communications industry and publicly available media reports of recent merger activity in the communications industry, we believe that there should be numerous opportunities to acquire one or more communications companies whose fair market value, collectively, is in the range of $65 million to $150 million and we selected the offering size of $90 million ($103.5 million assuming the overallotment option is exercised in full) on that basis. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose fair market value, collectively, is equal to at least 80% of our net asset value at the time of the business combination.

The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies in the communications industry.

See "Risk Factors—Risks Associated with Our Business—We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it."

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	September 30, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(82,638)	$84,978,415
Total assets	213,416	84,978,415
Total liabilities	194,000	—
Value of common stock that may be converted to cash (approximately $5.53 per share without taking into account interest earned on the trust account)	—	16,591,883
Stockholders' equity	19,416	68,386,948

(1)	The working capital and total assets amounts include $1,800,000 being held in trust that will be paid to the underwriter upon consummation of the initial business combination. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of an aggregate amount of $150,000 of promissory notes payable to our initial stockholders.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $82,959,415 being held in the trust account, which amount will be available to us (net of $1,800,000 in deferred underwriting fees payable to the underwriter upon consummation of our initial business combination) only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,999,999 shares of common stock, or approximately 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $5.53, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (less applicable taxes), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates with respect to a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation amount will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a "blank check" company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison to Offerings of Blank Check Companies."

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our stockholders will be less than approximately $5.53 per share.

Our placing of funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $5.53, plus interest (less applicable taxes), due to claims of such creditors or other entities. If we are unable to complete a business combination and are forced to liquidate, Richard S. Lukaj, our Chief Executive Officer, James H. Henry, our Chief Financial Officer and Treasurer, James Peet, our Senior Vice President − Corporate Development, and Kyong K. Lee, our Senior Vice President – Corporate Finance, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of any third party in each case to the extent any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. However, we cannot assure you that Messrs. Lukaj, Henry, Peet, and Lee will be able to satisfy those obligations.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately        similarly structured blank check companies have completed initial public offerings. Of these companies, only        company has consummated a business combination, while        other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated

such business combination. Accordingly, there are approximately        blank check companies with approximately $       in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose or have very broad definitions of the industry they will target. Therefore, we may be subject to significant competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, because only        of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled "Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses."

We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular business combination. We may be required to seek additional financing in order to consummate a business combination if the net proceeds of this offering prove to be insufficient or we become obligated to convert into cash a significant number of shares of dissenting stockholders. We cannot assure you that such financing would be available on favorable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon it and seek an alternative potential target business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 21,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may materially affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may materially adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may materially adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. Our incurrence of substantial debt could have important consequences to you. For example, it could:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	materially hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

•	make it materially more difficult for us to pay dividends on our common stock;

•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will materially reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	materially limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us materially more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	materially limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	place us at a material disadvantage compared to our competitors who have less debt.

Any of the above listed factors could materially adversely affect our business and results of operations. The terms on which we are able to incur debt will depend on the financial condition and prospects of our target business. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms or at all.

Our ability to successfully effect a business combination and effectively operate our business will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and may be unfamiliar with the requirements of operating a public company, which may materially adversely affect our operations.

Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. Although we expect one or more members of our management to serve on our Board of Directors following a business combination, subject to continued election by the stockholders, it is unlikely that they will operate our company on a day-to-day basis. Accordingly, we anticipate employing other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct or that these individuals will remain with us. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may materially adversely affect our operations.

The loss of key executives could materially adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives and do not expect to enter into employment contracts with any of our executives. The unexpected loss of the services of one or more of these executives could have a material detrimental effect on us.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a material negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could materially limit their ability to devote time to our affairs and could have a material negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled "Certain Relationships and Related Transactions."

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors are currently and may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Further, certain of our officers and directors are currently involved, and our future officers and directors may be involved, in other businesses that are similar to the business activities that we intend to conduct following a business combination. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interests in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management—
Directors, Executive Officers and Special Advisors" and "Certain Relationships and Related Transactions."

Because several of our directors and special advisors and BSTFC Management LLC, an entity formed by our officers, own certain of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Several of our directors and special advisors and BSTFC Management LLC, an entity formed by our officers, own stock in our company, but have, with respect to shares of our common stock acquired by them prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, our existing stockholders have individually agreed with CRT Capital Group LLC that, after this offering is completed and during the 40 trading day period beginning 60 days after the end of the "restricted period" under Regulation M, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, spend up to $1,400,000 to purchase warrants in the public marketplace, at prices not to exceed $0.65 per warrant. This agreement demonstrates the confidence of the existing stockholders or certain of their affiliates or designees in our business plan because the warrants expire with no value if we are unable to consummate a business combination. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above. The investment by our existing stockholders will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors and special advisors, as described above, may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, the discretion of our officers, directors and special advisors in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether a particular business combination is appropriate and in our stockholders' best interest. For a more complete discussion of the warrant purchases described above, including a detailed description of when such purchases may begin under Regulation M, please see the section below entitled "Principal Stockholders."

Our directors', officers' and special advisors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

Our directors, officers and special advisors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund unless the business combination is consummated. The amount of available proceeds is based on management's estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors, officers and special advisors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities with which our existing stockholders also have relationships, which may raise potential conflicts of interest.

In light of our existing stockholders' involvement with other communications companies and our intent to consummate a business combination with one or more operating businesses in that same industry, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be materially adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be materially adversely affected. As a result, the market price of our securities may be materially depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $84,959,415, which we may use to complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of the acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

We may acquire a target business with a history of substantial losses or other financial or operational challenges with the intent of making the target business profitable but be unsuccessful in our attempt to do so.

We may acquire a target business that is not profitable, has not generated any cash flow and may never generate any cash flow or is otherwise distressed with the intent of making the target business profitable. However, we may fail to successfully restructure or operate the target business, which could have a material adverse effect on our results of operations and financial condition.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations. Many of these competitors possess greater technical, financial, human and other resources than we do. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $2,000,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management's estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination or seek alternate target businesses, and eventually may be forced to liquidate prior to consummating a business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses.

Our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, control a substantial interest in us and thus may materially influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In addition, our existing stockholders have individually agreed with CRT Capital Group LLC that, after this offering is completed and during the 40 trading day period beginning 60 days after the end of the "restricted period" under Regulation M, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, spend up to $1,400,000 to purchase warrants in the public marketplace, at prices not to exceed $0.65 per warrant. This agreement demonstrates the confidence of the existing stockholders or certain of their affiliates or designees in our business plan because the warrants expire with no value if we are unable to consummate a business combination. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above. Although these warrants are not exercisable until after the completion of our initial business combination, the exercise at that time would further increase our existing stockholders' ownership of the issued and outstanding shares of our common stock.

In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" Board of Directors, only a minority of the Board of Directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a material negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of materially discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the Board of Directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. For further discussion of these provisions, see the section below entitled "Description of Securities—Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws."

Our existing stockholders paid approximately $0.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.63% or $1.66 per share (the difference between the pro forma net tangible book value per share of $4.34 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have a material adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 30,000,000 shares of common stock. To the extent we issue shares of common stock, or the target seeks common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effect a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have a material adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have a material adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, please see the section entitled "Description of Securities—Shares Eligible for Future Sales—Registration rights." If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,750,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have a material adverse effect on the market price of our common stock. In addition, the existence of these rights may make it materially more difficult to effect a business combination or materially increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting—State Blue Sky Information."

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it materially difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it materially difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not provided for.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because several of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $20,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on
development stage companies may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed 10% of the first $1,000,000, 7% of the next $500,000, 5% of the next $500,000, and 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $88,000,000 assuming no exercise of the underwriter's over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $2,310,000 under the above-noted formula. The initial investment of $20,000 by our existing stockholders, some of whom may be deemed "promoters" under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because the report of BDO Seidman LLP, our independent registered public accounting firm, contains an explanatory paragraph regarding our ability to continue as a going concern, and, to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North America Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern and the issuer has an accumulated deficit, negative stockholders' equity, an inability to satisfy current obligations as they come due, or negative cash flow or no revenues from operations. The report of BDO Seidman LLP, our independent registered public accounting firm, contains an explanatory paragraph regarding our ability to continue as a going concern, and we have no revenues from our operations and an accumulated deficit. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

Risks Associated with the Communications Industry

Our investments in communications companies may be extremely risky and we could lose all or part of our investments.

An investment in communications companies may be extremely risky relative to an investment in companies operating in other industries due, in part, to the following factors:

•	communications companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

•	because many of these businesses have been privately owned, there is generally little publicly available information about these businesses; therefore, we may not learn all of the material information we need to know regarding these businesses;

•	communications companies are often dependent on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any communications company we may acquire; and

•	communications companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In recent years, a number of internet companies have filed for bankruptcy or liquidated, and many large companies whose purchases affect the demand for products and services in the communications industry have experienced financial difficulties, which may result in decreased demand for such products and services in the future. Our investments in the communications industry may be extremely risky and we could lose all or part of our investments.

The communications industry is highly cyclical, which may materially affect our future performance and ability to sell our products or services and, in turn, hurt our profitability.

Customers of communications products and services tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, communications sales frequently exceed expectations. As a consequence, revenues and earnings for communications companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the communications industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may materially adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire. Moreover, many of the customers of communications products and services also may be subject to similar cycles and less able to pay for such products and services during periods of economic weakness.

If we are unable to keep pace with the changes in the communications industry, the products of any target business that we acquire could become obsolete and it could materially hurt our results of operations.

The communications industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in the industry. If we are ultimately unable to adapt our operations as needed, our business, financial condition and results of operations following a business combination will be materially adversely affected.

The communications industry is highly competitive and we may not be able to compete effectively which could materially adversely affect our revenues and profitability upon consummation of a business combination.

The communications industry is rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and may have greater name recognition and a larger client base. For example, cable network operators and telecommunications operators are increasingly offering similar products in an effort to become an all-in-one provider of voice, high speed internet access and video services to customers. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may not be able to comply with government regulations that may be adopted with respect to the communications industry.

The communications industry has historically been subject to substantial government regulation. The FCC is continuing implementation of the Telecommunications Act of 1996, which, when fully implemented, may significantly impact the communications industry and change federal, state and local laws and regulations regarding the provision of cable, internet and telephony services. After we complete a business combination, these regulations may materially affect the types of products or services we may offer, the rates we are permitted to charge and our method of operation. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular target or the operations of a business acquired by us.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may claim that we are infringing on their intellectual property rights and seek damages, the payment of royalties, licensing fees and/or an injunction against the sale of our products or services. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that materially diminish the value of such target business or businesses' proprietary rights or cause material harm to such target business or businesses' reputation.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds	$90,000,000	$103,500,000
Offering expenses (1)
Underwriting discount (5% of gross proceeds) (2)	4,500,000	5,175,000
Legal fees and expenses (including Blue Sky services and expenses)	360,000	360,000
Miscellaneous expenses (3)	40,000	40,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	32,485	32,485
NASD filing fee	28,100	28,100
Net proceeds
Held in trust (2)	82,959,415	95,784,415
Percentage of gross proceeds held in trust	92.18%	92.55%
Not held in trust (2)	$2,000,000	$2,000,000
Total net proceeds	$84,959,415	$97,784,415

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$800,000
Due diligence of prospective target businesses	250,000
Legal and accounting fees relating to SEC reporting obligations	40,000
Administrative fees relating to office space	180,000
Working capital to cover miscellaneous expenses, director and officer insurance and reserves	730,000
Total	$2,000,000

(1)	A portion of the offering expenses have been paid from the funds we received from our existing stockholders, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering.

(2)	The amount of underwriting discount excludes, and the amount held in trust includes, $1,800,000 (or $2,070,000 if the over-allotment option is exercised in full) that will be paid to the underwriter upon consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

(3)	Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the communications industry.

Of the net proceeds, $82,959,415, or $95,784,415 if the underwriter's over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Additionally, the proceeds held in the trust account will be used to pay the underwriter a deferred fee equal to 2% of the gross proceeds of this offering upon the consummation of our initial business combination. Any of the proceeds held in the trust account that are not paid as consideration to the sellers of the target business or as a fee to the underwriter may be used to finance the operations of the target business.

We have agreed to pay The Bank Street Group LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Stamford, Connecticut metropolitan area, the fee charged by The Bank Street Group LLC is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the excess working capital (approximately $730,000) for premiums for director and officer liability insurance and for insurance for third-party claims against the trust (approximately $300,000), with the balance of $430,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors, officers and special advisors in connection with activities on our behalf as described below. We have also reserved approximately $250,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and special advisors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers, directors or special advisors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

We have engaged CRT Capital Group LLC on a non-exclusive basis as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter.

Our existing stockholders have loaned a total of $150,000 to us for the payment of offering expenses. These loans will be payable on the earlier of July 21, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

No compensation of any kind, including finder's and consulting fees, will be paid to any of our directors, officers or special advisors or any of their affiliates, other than the payment of $7,500 per month to The Bank Street Group LLC in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and special advisors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, less applicable taxes) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2005
	Actual	As Adjusted
Notes payable to initial stockholders	$150,000	$—
Total debt	$150,000	$—
Common stock, $0.0001 par value, -0- and 2,999,999 of which, respectively, are subject to possible conversion (1)	$—	$16,591,883
Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 3,750,000 shares issued and outstanding, 18,750,000 shares issued and outstanding (including 2,999,999 shares which are subject to possible conversion), as adjusted	375	1,875
Additional paid-in capital	19,625	68,385,657
Deficit accumulated during the development stage	(584)	(584)
Total stockholders' equity	19,416	68,386,948
Total capitalization	$169,416	$84,978,831

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (less applicable taxes), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At September 30, 2005, our net tangible book value was a deficiency of $82,638 or approximately $(0.02) per share of common stock. After giving effect to the sale of 12,000,001 shares of common stock included in the units (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,999,999 shares of common stock which may be converted into cash) at September 30, 2005 would have been approximately $68,386,948 or approximately $4.34 per share, representing an immediate increase in net tangible book value of approximately $4.36 per share to the existing stockholders and an immediate dilution of $1.66 per share or approximately 27.6% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value per share before this offering	(0.02)
Increase attributable to new investors	4.36
Pro forma net tangible book value after this offering		4.34
Dilution to new investors		$1.66

Our pro forma net tangible book value after this offering has been reduced by approximately $16,591,883 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (less applicable taxes), divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,750,000	20%	$20,000	0.02%	$0.01
New investors	15,000,000	80%	$90,000,000	99.98%	$6.00
Total	18,750,000	100%	$90,020,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(82,638)
Proceeds from this offering (1)	84,959,415
Offering costs paid in advance and excluded from net tangible book value before this offering	102,054
Less: Proceeds held in trust subject to conversion to cash	(16,591,883)
$68,386,948
Denominator:
Shares of common stock outstanding prior to this offering	3,750,000
Shares of common stock included in the units offering	15,000,000
Less: Shares subject to conversion	(2,999,999)
15,750,001

(1)	Includes $1,800,000 being held in trust that will be paid to the underwriter upon consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 15, 2005, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may materially adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units will be $84,959,415 (or $97,784,415 if the underwriter's over-allotment is exercised in full), after deducting offering expenses of approximately $540,585 and underwriting discounts of approximately $4,500,000 (or $5,175,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $82,959,415, or $95,784,415 if the underwriter's over-allotment option is exercised in full, will be held in the trust account and the remaining $2,000,000 in either case will not be held in the trust account. Of the proceeds held in trust, an amount equal to 2% of the gross proceeds of this offering, or $1,800,000 ($2,070,000 if the underwriter's over-allotment option is exercised in full), will be used to pay the underwriter a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We may use substantially all of the remaining net proceeds of this offering held in the trust account to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $800,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $250,000 of expenses for the due diligence and investigation of a target business;

•	approximately $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $730,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $300,000 for director and officer liability and other insurance premiums.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our existing stockholders have loaned a total of $150,000 to us for payment of offering expenses. These loans will be payable on the earlier of July 21, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry.

The Communications Industry

The communications industry includes companies that create, produce, deliver, distribute and/or market communications services, or provide equipment, software or technology that enables the provision of communications services. Communications services include voice, data or video transmission services delivered over wireline, wireless and satellite networks.

In recent years, regulatory developments have led to changes and increased competition in the communications industry. The Telecommunications Act of 1996 and its implementation through FCC regulations have broken down barriers between providers of different types of communications services. Companies that were effectively limited to providing one communications service can now provide additional services with fewer regulatory restrictions or requirements.

Advances in technology have furthered changes in the industry by enabling delivery of cable television services, telephone services and broadband internet services over different types of networks and making the delivery of more than one service over one broadband network feasible and economical.

We believe, based upon the collective experience of our management, that these trends will continue and create attractive opportunities for us.

The following paragraphs describe the types of services provided by communications companies in the sectors in which our company will seek to consummate a transaction. Companies providing these services may utilize a variety of transmission mediums, including wireless, wireline and satellite networks, and a variety of switching platforms, including traditional circuit switching and internet protocol (voice over internet protocol).

Wireline Local and Long Distance Telecommunications

Local telephone services include basic local dial tone service as well as vertical services such as call waiting, call forwarding, call return, caller ID, voicemail, universal messaging, directory assistance, hunting, call pick-up, repeat dialing and speed dialing services.

Long Distance telephone services include services that originate and terminate within the same local transport area and in different local transport areas, international services, 1+ outbound services and inbound toll-free services. Long distance carriers also offer ancillary long distance services such as operator assistance, calling cards and pre-paid long distance.

Internet Services and Infrastructure

Internet Access services include dial-up or dedicated connections to the internet provided over traditional telephone lines or over a broadband access circuit such as digital subscriber line (DSL), cable, satellite and dedicated circuits.

Web Hosting includes management of hosted application services. Shared Hosting services are provided to customers whose needs are compatible with being hosted on a server that hosts hundreds of other similar customers. Dedicated Hosting services are provided to customers who require a server or servers exclusively devoted to their needs.

Collocation services are provided to companies that locate their servers and other network equipment within a facility owned by a third party that provides secure space, fully-redundant power, environmental control, and access to telecommunications facilities.

Virtual Private Network services are secure, outsourced networks that link multiple customer locations by using computer software to dedicate circuits solely for the customer's use, instead of building a physical circuit to the customer. Virtual private network services provide businesses a cost-effective means of creating their own secure networks for communicating and conducting business with their employees, customers and suppliers.

Mobile Wireless Services

Mobile Wireless Services are provided by Cellular and PCS carriers that have deployed networks to deliver service to wireless handsets and other mobile devices using licensed wireless spectrum or through commercial relationships with other carriers.

Wireless Voice Services include a range of voice communications services in a variety of pricing plans, including national and regional rate plans as well as prepaid service plans.

Wireless Data Services include a range of services such as paging, email, and asset tracking that can be provided using wireless and satellite networks.

Video Services

Video Services include an array of multichannel video, video-on-demand, pay-per-view and ancillary services provided by broadcast, cable, satellite and other providers.

Information Technology Services and Networking

IT and Networking Services include the sale and installation of equipment located on a customer's premises as well as consulting, network design and troubleshooting services. This equipment can include private branch exchanges, local area networks, servers and routers.

Effecting a Business Combination

General

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

Prior to completion of a business combination, we will seek to have all third parties including any vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving one or more operating businesses in the communications industry. Although substantially all of the net proceeds of this offering (excluding the amount held in the trust account representing the deferred portion of the underwriter's fee) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses in the communications industry that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth.

We have neither selected nor approached any target businesses

We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, have had any contacts or discussions with any target business regarding a business combination. In addition, neither The Bank Street Group LLC, an affiliate of our chief executive officer and our chief financial officer and treasurer, nor any of its affiliates, agents or other representatives, has conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us. Bank Street Group collects information about companies in the communications industry in the ordinary course of its business, most of which is generally available to the general public and/or anyone with an interest in the communications industry. Our management has not analyzed this information or conducted a compilation of the information sources available to begin to identify potential targets for a business combination. Management has also instructed our directors, special advisors and existing stockholders, and employees of Bank Street Group, that our management has not and they should not begin any work to compile a list of potential targets for a business combination until this offering has been completed.

We will not acquire any communications company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Further, we will not acquire communications companies currently affiliated with any of our management, directors, special advisors or existing stockholders. We define "affiliated with" a person to include:

•	any person that directly, or indirectly, controls or is controlled by or under common control with the person and

•	any current officer, director or employee of a person.

Subject to the requirement that our initial business combination must be with one or more operating businesses in the communications industry that, collectively, have a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the communications industry. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that the positions held and contacts maintained by the members of our management team, directors and special advisors will be the primary source of our proposals. We also anticipate that acquisition candidates will be identified by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. Any such finder's fee or compensation would be subject to arm's-length negotiations between us and any such professional firms and will likely be paid upon consummation of a business combination. We will not pay any of our existing officers, directors, special advisors, stockholders, or any entity with which they are affiliated, any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses in the communications industry that, collectively, have a fair market value equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We determined the size of this offering based on our estimate of the capital required to facilitate a business combination with one or more target businesses in the communications industry with a fair market value of between $65 million and $150 million. Generally, communications companies of a size within this range have sufficient assets and revenues to distinguish them from a development stage business but are not so large that we would expect to compete against larger strategic buyers and well-financed private equity firms. Although our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net asset value at the time of the business combination, there is no maximum limit on the fair market value of an acquired business. If we identify an attractive potential target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. Net of transaction fees and expenses, an offering size of $90 million results in a minimum fair market value of approximately $65 million based on 80% of our expected net asset value at the time of the business combination.

Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business. Based on the collective experience of our management, directors and special advisors in the communications industry and publicly available media reports of recent merger activity in the communications industry, we believe that there should be numerous opportunities to acquire one or more communications companies whose fair market value, collectively, is in the range of $65 million to $150 million and we selected the offering size of $90 million ($103.5 million assuming the overallotment option is exercised in full) on that basis. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose fair market value, collectively, is equal to at least 80% of our net asset value at the time of the business combination.

The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies in the communications industry. See "Risk Factors—Risks Associated with Our Business—We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it." We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

•	financial condition and results of operation;

•	historical revenue growth;

•	growth potential;

•	earnings before interest, taxes, depreciation and amortization charges;

•	experience and skill of the target's management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finder's or consulting fees to our existing directors, officers, or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination. However, our directors, officers, special advisors and any entity with which they are affiliated, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair market value of target businesses

The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our Board of Directors is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our Board of Directors independently determines that the target businesses have sufficient fair market value and no conflict of interest exists.

Possible lack of business diversification

The net proceeds from this offering will provide us with approximately $84,959,415 (including the amount held in trust representing the deferred portion of the underwriter's fee) which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target businesses we acquire.

Limited ability to evaluate the target business' management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating a potential business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role, if any, of our officers and directors, in the target businesses cannot presently be stated with any certainty. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of a business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses.

In connection with any vote required for our initial business combination, all of our existing stockholders, including members of our management and BSTFC Management LLC, a limited liability company formed by members of our management, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders (other than our existing stockholders) are voted in favor of the business combination and public stockholders (other than our existing stockholders) owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), less applicable taxes, divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $5.53 or $0.47 less than the per-unit offering price of $6.00. There may be a disincentive for public stockholders to exercise their conversion rights due to the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the unit in the offering. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public stockholders (other than our existing stockholders) owning 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (less applicable taxes), plus any remaining net assets. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.53, or $0.47 less than the per-unit offering price of $6.00. The offering proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be in preference to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.53, plus interest (less applicable taxes), due to claims of creditors. Richard S. Lukaj, our Chief Executive Officer, James H. Henry, our Chief Financial Officer and Treasurer, James Peet, our Senior Vice President—Corporate Development, and Kyong K. Lee, our Senior Vice President – Corporate Finance, have each agreed pursuant to an agreement with us and CRT Capital Group LLC that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of any third parties to the extent any claims made against the trust account and the payment of such debts or obligations actually reduce the amount of funds in the trust account. However, we cannot assure you that Messrs. Lukaj, Henry, Peet, and Lee will be able to satisfy those obligations.

Prior to completion of a business combination, we will seek to have all third parties, including any vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a portion of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the amended and restated certificate of incorporation;

•	we establish and maintain an audit committee composed entirely of independent directors;

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account, including any interest earned on their pro rata share (less applicable taxes);

•	if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate our initial merger, acquisition, asset purchase, stock purchase or business combination transaction unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such business combination.

Competition

In identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, financial, human and other resources than we do. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of our initial business combination may impede or delay the completion of a transaction, especially compared to competitors of ours bidding on these businesses who do not require stockholder consent;

•	our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination; and

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these factors may place us at a material competitive disadvantage in successfully negotiating a business combination.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. The communications industry is rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at One Landmark Square, 18th Floor, Stamford, Connecticut. The cost of this space is included in the $7,500 per month fee The Bank Street Group LLC charges us for general and administrative service pursuant to a letter agreement between us and The Bank Street Group LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We currently have three officers, two of whom are also members of our Board of Directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles (or, in the case of a foreign company, audited financial statements accepted by the Securities and Exchange Commission for filing by foreign reporting companies) cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$82,959,415 of the net offering proceeds will be deposited into a trust account located at JPMorgan Chase NY Bank, and maintained by Continental Stock Transfer & Trust Company acting as trustee.	$76,950,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $82,959,415 of net offering proceeds held in trust will only be invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the earlier to occur of the expiration of the underwriter's option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, unless the underwriter notifies us that it will not exercise its over-allotment option in which case separate trading of the common stock and warrants will commence as soon as practicable following such notice. However, in no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled "Description of Securities—Units."	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors, Executive Officers and Special Advisors

Our current directors, executive officers and special advisors are as follows:

Name	Age	Position
Richard S. Lukaj	35	Chief Executive Officer and Director
James H. Henry	33	Chief Financial Officer, Treasurer and Director
James Peet	50	Senior Vice President – Corporate Development
Kyong K. ("Steve") Lee	34	Senior Vice President – Corporate Finance
R.C. Mark Baker	59	Director
Sir John Baring, Bt.	58	Director
Paul B. Grosse	61	Director
Royce J. Holland	56	Chairman of the Board and Director
Leonard G. Kriss	55	Director
Andrew D. Lipman	53	Director
Joel D. Gross	50	Special Advisor
D. Craig Young	52	Special Advisor

Richard S. Lukaj
Chief Executive Officer and Director

Mr. Lukaj has been our Chief Executive Officer since inception. Mr. Lukaj has been an investment banker since 1991, having executed corporate finance transactions for companies primarily in the telecommunications, media and technology sectors. Mr. Lukaj began his career at Bear, Stearns & Co. Inc., an investment banking firm, in July 1991 and was ultimately promoted to Senior Managing Director and head of the Global Emerging Communications Group, a position that he held for three years before departing the firm in June 2002. In June 2002, Mr. Lukaj founded and served as the Managing Member of Bank Street Holdings LLC, a merchant banking practice primarily focused on advising and consulting to the communications, media and technology industries. In June 2004, Bank Street Holdings LLC purchased control of The Bank Street Group LLC, a U.S. broker/dealer registered with the NASD and SIPC. Mr. Lukaj assumed his current role as Managing Member of The Bank Street Group LLC in early 2005. The Bank Street Group LLC is a private investment banking firm providing financial advisory, mergers and acquisitions and capital raising services, primarily to middle market companies. Mr. Lukaj founded and serves as President of the Lukaj Foundation, Inc., a charitable organization which supports various other charitable organizations. Mr. Lukaj was appointed Honorary Consul to the Republic of Albania by the U.S. Department of State and the Ministry of Foreign Affairs in Albania in 2002.

James H. Henry
Chief Financial Officer, Treasurer and Director

Mr. Henry has been our Chief Financial Officer and Treasurer since inception. Mr. Henry is a Founder and Managing Director of The Bank Street Group, LLC since its inception in June 2004. Between January 2003 and June 2004, Mr. Henry was a Managing Director of Bank Street Holdings LLC and its predecessor companies. Mr. Henry has served as an analyst and portfolio manager following the communications industry for the past 10 years. Prior to joining Bank Street, Mr. Henry was the Managing Director of Greenfield Hill Capital LLC from April 2001 to December 2002. Greenfield Hill was a hedge fund focused on making investments in the communications industry. Between February 1997 and April 2001, Mr. Henry was a Senior Managing Director at Bear, Stearns & Co. Inc. covering the telecom and internet services sectors. Mr. Henry focused on the competitive local exchange carriers (CLECs), internet service providers (ISPs), and web hosting companies. Mr. Henry was ranked 2nd by Institutional Investor Magazine's All American Research Team Survey in 1999 and

2000. Mr. Henry has spoken at telecom industry conferences, testified before Congress on telecom industry matters, and been quoted in national publications such as Business Week and The Wall Street Journal.

W. James Peet, III
Senior Vice President – Corporate Development

Mr. Peet has been our Senior Vice President – Corporate Development since November 1, 2005. Mr. Peet founded and has been a Partner at Stratus Partners LLC, a firm that sources transactions to buy and lease or resell aircraft assets, since August 2004. From August 1999 to December 2002, Mr. Peet was a Managing Director of Lehman Brothers Inc., an investment banking firm, where he raised capital for and managed the Lehman Brothers Communications Fund, a private equity fund focused on emerging communications service providers. Mr. Peet was a consultant to the Lehman Brothers Communications Fund and its portfolio companies from January to December of 2003. Prior to joining Lehman Brothers Inc., Mr. Peet was a principal of The Chatterjee Group, an investment firm, from 1991 until February 1999. Mr. Peet was previously a senior engagement manager of the electronics and technology practice of McKinsey & Co., a management and strategic consulting firm, and a consultant at Bain & Co, a management consulting firm. Mr. Peet started his career as a design engineer at Digital Equipment Co.

Mr. Peet is currently a member of the advisory board of the Johns Hopkins Center for Talented Youth, an organization that serves the educational needs of children with exceptional academic ability. Mr. Peet has served on the boards of Network Telephone Corporation, OpenReach, SevenSpace, Global TeleSystems, Inc., Viatel and Hainan Airlines Company Limited.

Kyong K. ("Steve") Lee
Senior Vice President – Corporate Finance

Mr. Lee has been our Senior Vice President – Corporate Finance since inception. From January 2005 to present, Mr. Lee has been a Vice President of The Bank Street Group LLC. Mr. Lee is also the Chief Executive Officer and President of FTC Trinity LLC, an importer/exporter of specialty chemicals primarily serving the coatings industry, which he founded in February of 2003. Between March 2002 to January 2003, Mr. Lee served as a Senior Associate in the High Yield Capital Markets group at Banc of America Securities LLC, an investment banking firm. From June 2000 to March 2002, Mr. Lee was an Associate in the Global Leveraged Finance group at Merrill Lynch & Co., an investment banking firm, focusing on high yield bond origination and leveraged loan syndication. Mr. Lee began his career as a corporate attorney at the law firm of Fried, Frank, Harris, Shriver & Jacobson, LLP.

R.C. Mark Baker
Director

Since its founding in September 2003 to present, R.C. Mark Baker has been the Chief Executive Officer and President of Touchstone Systems Inc., a Texas based VoIP technology and services company providing international transmission of voice services through the internet. Mr. Baker was involved in the founding of Touchstone Systems from June 2003 to September 2003 and served as a consultant from January 2003 to May 2003. Between July 2002 and January 2003, Mr. Baker served as Vice-Chairman of Ionex Telecommunications, Inc., a competitive local exchange carrier (CLEC). Mr. Baker served as Chief Executive Officer and President from July 1999 and Chairman of the board of directors from November 1999 until July 2002 of Ionex Telecommunications Inc. Ionex merged with Birch Telecom in March 2003. Birch filed for reorganization under chapter 11 of the federal bankruptcy code in July 2002 and emerged from bankruptcy in September 2002. Birch subsequently filed for reorganization under chapter 11 of the federal bankruptcy code in September 2005. From June 1998 to March 1999, Mr. Baker served as Chief Executive Officer of USA Global Link, Inc. From December 1993 until May 1998, he held various positions at AT&T, including acting as its Executive Vice President International, Vice President and General Manager-International Services,

Vice President-Strategy and serving as a member of its Senior Management Team. Prior to joining AT&T, from 1986 through 1993, Mr. Baker served as the President and Chief Executive Officer of British Telecom North America. In 1986, Mr. Baker served as British Telecom International's Director of Marketing and as a member of its Management Board. Before 1986, Mr. Baker held a number of senior management positions with the Plessey Company, a defense communications company, all of which focused on international markets and included product management, marketing, sales, business development and strategy.

Mr. Baker is currently a member of the Boards of Directors of CyberU Inc., a California based provider of human capital management solutions, and Keyon Communications Inc., a Nevada based provider of wireless broadband solutions. Mr. Baker has also served as a Director of Birch Telecom, British Telecom Satellite Services, British Telecom Marine, NIS (Japan), McCaw Cellular USA, British Telecom Syncordia, AT&T Submarine Systems, Alestra (Mexico), Telecom Italia and the New York City Opera.

Sir John Baring, Bt.
Director

Sir John Baring has founded a number of businesses and has been actively involved in developing and financing emerging communications companies since 1985. From July 2004 to present, Sir John has been the President and Director of Nevro Imaging, Inc., a medical imaging software company. From June 2000 to present, he has been a Managing Member of Mercator Management LLC, a fund management company based in the Washington, DC area. From September 1999 to June 2004, Sir John was a Managing Member of Mercator Capital, LLC, which Sir John co-founded. Mercator Capital, LLC is an investment banking and venture capital firm. From July 2001 to June 2004, Sir John was the Chief Compliance Officer for Mercator Securities, LLC, a securities dealer. From 1991 to September 1997, Sir John was the founder and Managing Director of Hackman, Baring & Co., a communications merchant-banking boutique. Sir John was chairman of the board of directors of HB Communications Acquisition Corp. from its inception until it completed a business combination with IT Network, Inc. on March 2, 1995. Sir John is the President and Secretary and a Director of Turinco, Inc., a company that announced on May 26, 2005 that it has executed a letter of intent to acquire Arvana Networks Inc., a managed voice services provider.

Paul B. Grosse
Director

Mr. Grosse has over 30 years experience in the telecommunications and investment banking industries. Mr. Grosse has been the Chairman and Chief Executive Officer of FinTel Consultants, Inc., a consulting company, from April 2003 to present, advising German, U.S. and international firms on venture capital, private equity, project finance, mergers and acquisitions and telecom related matters. From April 2000 to April 2003, Mr. Grosse was the President and CEO of Deutsche Telekom, Inc., New York, a telecommunications services provider. During his tenure, Mr. Grosse represented Deutsche Telekom in North and South America and coordinated group activities in the U.S., including T-Systems (network and IT services) and T-Mobile (ex Voicestream). Between 1996 and 2000, Mr. Grosse was a Senior Vice President of Deutsche Telekom AG, Bonn. He began his tenure there as the head of International Business Development and Coordination. His responsibilities included international sales and marketing coordination and mergers and acquisitions. Mr. Grosse was also responsible for international subsidiaries in Tokyo, Beijing, Hong Kong, Singapore, Moscow, Kiev, Paris, London and New York. Between 1998 and 2000, Mr. Grosse was the Regional Manager for Western Europe. As Regional Manager, he was responsible for business development and mergers and acquisitions and managed local offices in London, Paris, Madrid and Rome. Prior to Mr. Grosse's telecom experience, he was employed by Deutsche Bank AG, Frankfurt between 1973 and 1996. His last position was Executive Vice President of Investment Banking in charge of privatization projects in Germany. Mr. Grosse also headed the due diligence team of the banking consortium for the Deutsche Telekom IPO.

Royce J. Holland
Chairman of the Board and Director

Mr. Holland has over 30 years experience in the telecommunications, energy, and engineering/construction industries. Since July 2004, Mr. Holland has been self-employed. From August 1997 to June 2004, Mr. Holland was the co-founder, Chairman, Chief Executive Officer and Director of Allegiance Telecom, Inc., a CLEC headquartered in Dallas, Texas. Allegiance filed for reorganization under chapter 11 of the federal bankruptcy code in May 2003 and emerged from chapter 11 in June 2004. Allegiance's telecom services business was acquired by XO Communications in June 2004. From its founding in February 1988 until its sale to WorldCom in late 1996, Mr. Holland was President of MFS Communications Company, Inc., one of the first competitive local carriers.

Prior to working in the telecommunications industry, Mr. Holland spent 15 years in engineering, project management, development, and financing of steam and electric power generating facilities powered by coal, geothermal energy, biomass, and natural gas. In January 1993, Mr. Holland was appointed by President George H. W. Bush to the National Security Telecommunications Advisory Committee. In November 1999, he was appointed by Governor George W. Bush to the Texas E-Government Task Force, which had the mission of putting many of the state services on the web as a convenience to citizens renewing auto registrations, driver's licenses, business licenses and numerous other functions. He also is a former chairman of ALTS, the trade industry association for facilities-based CLECs. Since 2004 Mr. Holland has served on the board of directors of Masergy Communications, Inc., a customer-controlled network services provider and since May 2000 has served on the board of directors of MetaSolv, Inc., a provider of software solutions for communications service providers.

Leonard G. Kriss
Director

Mr. Kriss has been a corporate and securities lawyer for over 25 years, specializing in the areas of mergers and acquisitions and corporate finance. From October 2003 to present, Mr. Kriss served as a consultant to the international business development group of Nextel Communications, Inc., a wireless telecommunications company. Between February 2000 and October 2003, Mr. Kriss was the Executive Vice President, General Counsel and Secretary of OnSite Access, Inc., a broadband local exchange carrier that provides broadband to commercial office buildings. Between February 1993 and February 2000, Mr. Kriss served as Senior Vice President, General Counsel and Secretary of SkyTel Communications, Inc., a wireless data telecommunications provider. From January 1985 to February 1993, Mr. Kriss was a Partner at the law firm of Jones Day Reavis & Pogue, where he represented telecommunications and technology companies in domestic and international transactions.

Andrew D. Lipman
Director

Andrew D. Lipman is Vice Chairman of the law firm of Swidler Berlin LLP and the Chairman of the firm's telecommunications, internet and new technologies practice. Mr. Lipman has been with Swidler since June 1988. Mr. Lipman represents clients in both the private and public sectors including those in the areas of local, long distance and international telephone common carriage; internet services and technologies; conventional and emerging wireless services; satellite services; broadcasting; competitive video services; telecommunications equipment manufacturing; and other high technology applications. In addition, he has managed privatizations of telecommunications carriers in Europe, Asia and Latin America. Mr. Lipman has practiced before FCC, state public service commissions and courts and testified before Congress to open the U.S. local telephone market to competition. He obtained one of the first competitive local service and interconnection agreements in continental Europe and the first competitive fiber network application in Japan.

Between 1986 and 1997, while maintaining his partnership at Swidler, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications, a competitive local services provider. Mr. Lipman presently serves on the Boards of Directors of Nu Skin Enterprises,

Inc., a global direct selling company marketing publicly traded personal care and nutritional products, The Management Network Group, Inc., a telecommunication-related consulting firm, Sutron Corporation, a provider of hydrological and meteorological monitoring products, systems and services, MPower Holding Corporation, a parent company of Mpower Communications, a leading facilities-based broadband communications provider, International Mobile Communications, Inc., a provider of international cellular telecommunications, and Last Mile Connections, a New York based neutral telecommunications exchange. Mr. Lipman has also served on the boards of directors of Allegiance Telecom, Inc., a local and long distance telecom provider, and NHC Corporation, a telecommunications equipment manufacturer.

Joel D. Gross
Special Advisor

Joel D. Gross has 28 years of experience in the communications industry. Mr. Gross has been self-employed since January 2005. From August 2002 to January 2005, he served as Executive Vice President, Strategic Planning and Corporate Development of Broadview Networks, a network based electronically integrated communications provider. From September 1999 to August 2002, Mr. Gross served as Chief Financial Officer of Broadview Networks. Before joining Broadview Networks, Mr. Gross served as Vice President of Corporate Strategy and Business Development for AT&T from July 1998 to September 1999. From 1993 until July 1998, he was Senior Vice President of Corporate Development for Teleport Communications Group (TCG), a facilities-based integrated communications provider. Prior to joining TCG, Gross was vice president and senior securities analyst for the telecommunications sector for Donaldson, Lufkin & Jenrette Securities from 1987 to 1993 and for Dean Witter Reynolds from 1985 to 1987. From 1978 to 1985, he held a series of AT&T management positions in sales, marketing, product management, regulatory affairs and systems analysis.

D. Craig Young
Special Advisor

From June 2004 to present, Mr. Young has been the Chief Executive Officer, Chairman and Director of Netifice Communications, Inc., a provider of managed IP data, voice and security solutions for distributed enterprises. From December 2002 to June 2004, Mr. Young was an associate at Catalina Consulting, a telecom consulting company. From March 1998 to October 2002, he served as Vice Chairman, President and Director of AT&T Canada, a communications services provider in Canada, and previously served as its President. Prior to his appointment as Vice Chairman and President, which occurred coincident with the merger of MetroNet Communications and AT&T Canada in June 1999, Mr. Young was President and Chief Executive Officer of MetroNet Communication Corp., Canada's largest facilities-based CLEC, a position he held since March of 1998. From 1995 to 1998, Mr. Young served as President and Chief Operating Officer of Brooks Fiber Properties Inc. From 1980 to 1995 Mr. Young held positions such as Vice President Sales Operations, Ameritech Custom Business Services; Vice President Sales and Service Business and Government Services, US WEST Communications; Vice President/General Manager, US WEST Information Systems; and President of Executone Information Systems. Mr. Young presently serves on the boards of directors of Navigant International, Inc., a travel management business services provider, and Xspedius Communications LLC, an integrated telecommunications services provider.

Number and Terms of Directors

Our Board of Directors is initially composed of 8 directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs.                         , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs.                         , will expire at the second annual meeting. The term of office of the third class of directors, consisting of                                             , will expire at the third annual meeting. Each of our current directors has served on our board since our inception in July 2005.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors is currently affiliated with a blank check company. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Committees of the Board of Directors

Audit Committee

Our Board of Directors will have an audit committee composed of directors who are independent under SEC rules. Sir John (chair) and Messrs. Grosse and Kriss will serve as members of our audit committee. The audit committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems. Sir John is our "audit committee financial expert" as defined in SEC rules.

Compensation Committee

The compensation committee reviews and approves the compensation and benefits for our employees, directors and consultants, administers our employee benefit plan, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements. Messrs. Baker (chair), Holland and Lukaj will serve as members of our compensation committee.

Corporate Governance Committee

The corporate governance committee will be responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the board. In addition, the corporate governance committee is responsible for reporting and making recommendations to the board concerning corporate governance matters. Messrs. Baker, Kriss and Lipman (chair) will serve as members of our corporate governance committee.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our officers, directors or special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, other than under the general and administrative services arrangement with The Bank Street Group LLC, an affiliate of our chief executive officer and chief financial officer and treasurer, for services rendered to us prior to or with respect to a business combination. However, this arrangement is solely for our benefit and is not intended to provide any of our officers and directors compensation in lieu of a salary. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Special Advisors

Our special advisors will provide general advice on the communications industry, help identify potential targets and make introductions to companies and persons who may help us identify potential targets. Special advisors will not have a role in corporate governance or a vote at meetings of the board of directors.

Code of Ethics

We will adopt a code of ethics applicable to specific employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Prior Involvement of Principals in Blank Check Company

Sir John Baring is our only officer or director that has been a principal of another company that has completed an offering similar to this offering and executed a business plan similar to our business plan. Sir John directed the completion of a public offering of HB Communications Acquisition Corp., a blank check company with an objective to acquire an operating business in the communications industry, on June 30, 1993, which raised gross proceeds of $10.35 million at an offering price of $6.00 per unit.

From its inception until it completed its business combination with IT Network, Inc. on March 2, 1995, Sir John was the chairman of the board of directors of HB Communications. In connection with the business combination, HB Communications changed its name to Source Media, Inc. Sir John remained as a director on the board of Source Media until April 1997, at which time he resigned. During this period, Sir John did not receive any salary for his services to Source Media. Source Media was a producer of media content and its securities were traded on the Nasdaq Stock Market under the symbol SRCM until March 2002 when it sold substantially all of its assets and effectively terminated its operations.

We cannot assure you that we will be able to effect a business combination or that the type of business or the performance of the target business, if any, will be similar to that of HB Communications Acquisition Corp. described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On July 21, 2005, we issued 3,750,000 (after giving effect to the 15 for 11 stock split on November 2, 2005) shares of our common stock to the persons set forth below for $20,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
BSTFC Management LLC (1)	2,628,750	Stockholder
R.C. Mark Baker	187,500	Director
Sir John Baring, Bt.	281,250	Director
Royce J. Holland	375,000	Director
Joel D. Gross	93,750	Special Advisor
Brett Cohen	183,750	Stockholder

(1)	Messrs. Lukaj, Henry and Lee are managing members of BSTFC Management LLC and may be deemed to beneficially own the shares owned by it.

We consider Messrs. Lukaj, Henry and Lee, the managing members of BSTFC Management LLC, to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

We have granted the holders of these shares registration rights. See "Description of Securities—Shares Eligible for Future Sale—Registration rights."

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

•	In light of our existing stockholders' involvement with other communications businesses and our purpose to consummate a business combination with one or more operating businesses in those same sectors, we may decide to acquire one or more businesses affiliated with our existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	Our officers and directors are and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since several of our directors own shares of our common stock which will be released from the lock-up agreement only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our Board of Directors may have a conflict of interest in determining whether a particular operating business is an appropriate target for a business combination.

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock. These interests include their shares of our common stock owned prior to the date of this prospectus, which will be subject to a lock-up agreement restricting their sale until six months after a business combination, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust and possible employment with potential target businesses.

•	The Bank Street Group LLC, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay The Bank Street Group LLC $7,500 per month for these services. Mr. Lukaj, our Chief Executive Officer, and Mr. Henry, our Chief Financial Officer and Treasurer, are each officers of The Bank Street Group LLC. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in The Bank Street Group LLC. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Stamford, Connecticut metropolitan area, that the fee charged by The Bank Street Group LLC is at least as favorable as we could have obtained from an unaffiliated third party.

•	If we were to make a deposit, down payment or fund a "no-shop" provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our directors, officers or special advisors may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such directors, officers or special advisors may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by our management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Messrs. Lukaj, Henry and Lee have preexisting fiduciary or contractual obligations that arise as a result of their affiliation with The Bank Street Group LLC and its affiliates. Each of our directors has, or may come to have, other fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity which, under the above-listed Delaware criteria, should be presented to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us. We will not acquire any communications company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Further, we will not acquire communications companies currently affiliated with any of our management, directors, special advisors or existing stockholders. We define "affiliated with" a person to include:

•	any person that directly, or indirectly, controls or is controlled by or under common control with the person and

•	any current officer, director or employee of a person.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders (other than the existing stockholders).

Our existing stockholders have loaned a total of $150,000 to us for the payment of offering expenses. These loans will be payable on the earlier of July 21, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

We will reimburse our officers, directors and special advisors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

No compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our directors, officers or special advisors, or any of their affiliates, other than under the general and administrative services arrangement with The Bank Street Group LLC, an affiliate of our chief executive officer and our chief financial officer and treasurer, for services rendered to us prior to or with respect to the business combination, and any reimbursable out-of-pocket expenses payable to our officers, directors or special advisors.

All ongoing and future transactions between us and any of our officers, directors and special advisors or their respective affiliates, including loans by our officers, directors and special advisors will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 5, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units by our existing stockholders in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers, directors and special advisors; and

•	all our officers, directors and special advisors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Before Offering	After Offering
BSTFC Management LLC	2,628,750	70.10%	14.02%
Richard S. Lukaj (2)	2,628,750	70.10%	14.02%
James H. Henry (3)	2,628,750	70.10%	14.02%
Kyong K. Lee (4)	2,628,750	70.10%	14.02%
James Peet	0	0	0
R. C. Mark Baker	187,500	5.00%	1.00%
Sir John Baring, Bt.	281.125	7.50%	1.50%
Paul B. Grosse	0	0	0
Royce J. Holland	375,000	10.00%	2.00%
Leonard G. Kriss	0	0	0
Andrew D. Lipman	0	0	0
D. Craig Young	0	0	0
Joel D. Gross	93,750	2.50%	*
All executive officers, directors and special advisors as a group (11 individuals).	3,566,250	95.10%	19.02%

* Represents ownership of less than one percent.

(1)	Unless otherwise noted, the business address of each of the following is One Landmark Square, 18th Floor, Stamford, CT 06901.

(2)	Consists of 2,628,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Lukaj is a managing member. Mr. Lukaj disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)	Consists of 2,628,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Henry is a managing member. Mr. Henry disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)	Consists of 2,628,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Lee is a managing member. Mr. Lee disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

Immediately after this offering, our existing stockholders, which include several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, collectively, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between the holders of the shares and CRT Capital Group LLC restricting the sale of such shares until six months after a business combination is successfully completed. However, no such restrictions shall apply to any shares of our common stock which our existing stockholders purchase in or following this offering. During the lock-up period, the holders of the shares will not be able to sell or transfer their shares of common stock except to their spouses and children, and trusts established for their benefit, and to the financing source of the warrant purchase obligation described below (which will be subject to the same lock-up agreements), but will retain all other rights as our stockholders, including the right to vote their shares. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Our existing stockholders have individually agreed with CRT Capital Group LLC that, after this offering is completed and during the 40 trading day period beginning 60 days after the end of the "restricted period" under Regulation M, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, spend up to $1,400,000 to purchase warrants in the public marketplace, at prices not to exceed $0.65 per warrant following this offering. This agreement demonstrates the confidence of the existing stockholders or certain of their affiliates or designees in our business plan because the warrants expire with no value if we are unable to consummate a business combination. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above. CRT Capital Group LLC has agreed to make such bids and, if those bids are accepted, to purchase such warrants on behalf of our existing stockholders, at such times during the 40 day period as CRT Capital Group LLC may determine, in its sole discretion, subject only to the limitation that it may not place bids of more than $0.65 per warrant.

The "restricted period" under Regulation M will end when an underwriter has sold its entire allocation of securities, or placed any unsold portion in its investment account, and when stabilization arrangements and trading restrictions in connection with the distribution have been terminated. We expect the "restricted period" under Regulation M will end upon the closing of this offering because the underwriter will have sold its entire allocation of securities or placed any unsold portion in its investment account, and therefore the warrant purchases described above may begin 60 days after the closing of this offering. Under Regulation M, the restricted period could end at a later date if the underwriter were to exercise its over-allotment option to purchase securities in excess of its short position. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, the underwriter has agreed that it may only exercise its over-allotment option to cover its short position, if any, and therefore we expect the restricted period will end on the closing of this offering.

Our existing stockholders have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. However, they may purchase additional warrants in the public marketplace if they choose. There will be no restrictions on the transfer of any such additional warrants.

BSTFC Management LLC has arranged for financing by which it may borrow up to 50% of the amount needed to satisfy the aggregate warrant purchase commitments by existing stockholders. Upon the consummation of our initial business combination, BSTFC Management LLC will transfer beneficial ownership of 525,000 shares of our common stock held by it to a funding party as a fee for its financing commitment. However, the shares so transferred will be subject to the same lock-up and voting agreements as other shares of common stock owned by BSTFC Management LLC.

These warrant purchases may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of these purchases. However, since the obligations to purchase the warrants will terminate at the end of the fortieth trading day beginning 60 days after the end of the "restricted period" under Regulation M or the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may, accordingly, substantially decrease following the termination of these obligations.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over the counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Each of our existing stockholders has agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 3,750,000 shares of common stock are outstanding, held by 6 record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 2,250,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, unless the underwriter notifies us that it will not exercise its over-allotment option in which case separate trading of the common stock and warrants will commence as soon as practicable following such notice. However, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. However, our existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (less applicable taxes), and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account, including any interest earned on their pro rata share (less applicable taxes), if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could materially adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption,

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable;

•	in whole and not in part;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•	only if the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event of a stock dividend, stock split or reverse stock split. However, the warrants will not be adjusted for issuances of common stock at any price including below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the subscription form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock has not been registered or not qualified or deemed to be exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any dividends on our common stock to date and do not intend to authorize any cash or stock dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Listing

We anticipate that our units, and once the common stock and warrants begin trading separately, our common stock and warrants, will be quoted on the OTC Bulletin Board. We may in the future apply for listing on a securities exchange or quotation on The Nasdaq Stock Market, which would require that we comply with the requirements of the exchange or Nasdaq, including corporate governance and director independence requirements. In addition, if our securities were listed on a securities exchange or quoted on Nasdaq, they would be subject to rules on margin securities. We cannot assure you that our securities will be listed on any securities exchange or quoted on Nasdaq.

Shares Eligible for Future Sale

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,000,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the

15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 3,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to July 21, 2006. Notwithstanding this, all of those shares are subject to a lock-up agreement and will not be transferable until six months after the completion of a business combination, subject to certain limited exceptions. For more information about these exceptions, see the section entitled "Principal Stockholders".

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 210,000 if the underwriter exercises its over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

The holders of our 3,750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. BSTFC Management LLC and the holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, our existing stockholders are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from the lock-up agreement. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Upon consummation of this offering, our amended and restated certificate of incorporation and bylaws will provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

Advance Notice Procedures for Stockholder Proposals and Director Nominations.

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Call of Special Meetings

Our bylaws provide that special meetings of our stockholders may be called at any time only by the Board of Directors acting pursuant to a resolution adopted by the board.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not expressly provide for cumulative voting.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite its name below:

Underwriter	Number of Units
CRT Capital Group LLC	15,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer and sell the units to institutional investors in every state except Idaho pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $                     per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry because the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 2,250,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the underwriter's net short position resulting from the initial distribution. The underwriter may exercise that option if it sells more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Option	With Option
Public Offering Price	$6.00	$90,000,000	$103,500,000
Discount (1)	$0.30	$4,500,000	$5,175,000
Proceeds Before Expenses (2)	$5.70	$85,500,000	$98,325,000

(1)	The underwriter has agreed to defer additional underwriting fees equal to 2% of the gross proceeds of this offering, or approximately $1,800,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, we will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.

(2)	The offering expenses are estimated to be approximately $540,585

Warrant Solicitation Fee

We have engaged CRT Capital Group LLC on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the warrants, the underwriter's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the underwriter upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. However, in accordance with the rules, the underwriter may purchase and sell our units in certain open market transactions, including short sales, purchases to cover positions created by short sales and stabilizing transactions so long as any such stabilizing transaction does not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security. Short sales involve the sale by the underwriter of a greater number of units than it is required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase from us additional units to cover over-allotments. The underwriter may close out any covered short position by either exercising its option to purchase additional units or purchasing units in the open market. In determining the source of units to close out a covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase additional units from us pursuant to the option granted to it to cover over-allotments. "Naked" short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing our units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of units in the open market that could materially adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our units made by the underwriter in the open market prior to the completion of this offering for the purpose of maintaining the price of our units.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our units and may stabilize, maintain or otherwise affect the market price of our units. As a result, the price of our units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make in this respect.

Other Terms

In connection with this offering, the underwriter may distribute the prospectus electronically. No forms of prospectus other than a printed prospectus and an electronically distributed prospectus that is printable in Adobe PDF format will be used in connection with this offering.

LEGAL MATTERS

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriter by Bingham McCutchen LLP, New York, New York.

EXPERTS

The financial statements of Bank Street Telecom Funding Corp. at September 30, 2005 and for the period from July 15, 2005 (date of inception) through September 30, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to substantial doubt existing about the ability of Bank Street Telecom Funding Corp. to continue as a going concern, of BDO Seidman LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Bank Street Telecom Funding Corp.
Stamford, Connecticut

We have audited the accompanying balance sheet of Bank Street Telecom Funding Corp. (a development stage company) as of September 30, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from July 15, 2005 (date of inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank Street Telecom Funding Corp. as of September 30, 2005 and the results of its operations and its cash flows for the period from July 15, 2005 (date of inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP
New York, New York
November 1, 2005

Bank Street Telecom Funding Corp.
(a development stage company)
Balance Sheet

September 30, 2005
ASSETS

Current assets:
Cash and cash equivalents	$111,362
Deferred offering costs	102,054
Total assets	$213,416

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	43,000
Notes payable to stockholders	150,000
Total current liabilities	194,000

Commitments

STOCKHOLDERS' EQUITY

Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock—$0.0001 par value; 150,000,000 shares authorized; 3,750,000 issued and outstanding	375
Additional paid-in capital	19,625
Deficit accumulated during the development stage	(584)

Total stockholders' equity	19,416

Total liabilities and stockholders' equity	$213,416

See notes to financial statements

Bank Street Telecom Funding Corp.
(a development stage company)
Statement of Operations

July 15, 2005 (Date of Inception) Through September 30, 2005

Interest income	$466
Formation and operating costs	$(1,050)
Net loss for the period	$(584)
Weighted average number of shares outstanding	3,750,000
Net loss per share (basic and diluted)	$0.00

See notes to financial statements

Bank Street Telecom Funding Corp.
(a development stage company)
Statement of Stockholders' Equity

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

Balance—at July 15, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	3,750,000	375	19,625	—	20,000
Net loss for the period	—	—	—	(584)	(584)

Balance—at September 30, 2005	3,750,000	$375	$19,625	$(584)	$19,416

See notes to financial statements

Bank Street Telecom Funding Corp.
(a development stage company)
Statement of Cash Flows

July 15, 2005 (Date of Inception) Through September 30, 2005

Cash flows from operating activities:

Net loss	$(584)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	1,000
Net cash provided by operating activities	416

Cash flows from financing activities:

Proceeds from notes payable to stockholders	150,000
Proceeds from issuance of common stock to initial stockholders	20,000
Deferred offering costs paid	(59,054)
Net cash provided by financing activities	110,946
Net increase in cash and cash equivalents	111,362
Cash and cash equivalents—beginning of period	—
Cash and cash equivalents—end of period	$111,362

Supplemental disclosure of non-cash financing activity:

Accrued offering costs	$43,000

See notes to financial statements

Bank Street Telecom Funding Corp.
(a development stage company)
Notes to Financial Statements September 30, 2005

Note A—Organization And Business Operations; Going Concern Consideration

Bank Street Telecom Funding Corp. (the "Company") was incorporated in Delaware on July 15, 2005. The Company was formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses within the communications industry. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the telecommunications industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Account") and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including several directors and one special advisor of the Company and BSTFC Management LLC, an entity formed by the Company's officers, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, with respect to any Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

As indicated in the accompanying financial statements, the Company has a working capital deficiency of $82,638 and has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B—Summary of Significant Accounting Policies

[1]    Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]    Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]    Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]    Income taxes:

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2005.

[5]    Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 units ("Units") (excluding 2,250,000 units pursuant to the underwriter's over-allotment option). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and two redeemable common stock purchase warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

Note D—Notes Payable to Stockholders

The Company issued an aggregate amount of $150,000 of promissory notes to its initial shareholders on July 21, 2005. The notes are non-interest bearing and are payable on the earlier of July 21, 2006 or the consummation of the Proposed Offering.

Note E—Commitments

In connection with the Proposed Offering, the Company has committed to pay a 5% fee of the gross offering proceeds to the underwriter at the closing of the Proposed Offering. The underwriter has agreed to defer additional underwriting fees equal to 2% of the gross proceeds of this offering, or approximately $1,800,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, the Company will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee and that amount will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

The Company has engaged the underwriter on a non-exclusive basis as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the underwriter for bona fide services rendered a commission equal to 2% of the exercise price for each warrant exercised more than one year after the date of the consummation of the Proposed Offering if the exercise was solicited by the underwriter.

The Company presently occupies office space provided by an affiliate of several of the initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. the Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

The existing stockholders of the Company have individually agreed with CRT Capital Group LLC that, after the Proposed Offering is completed and during the 40 trading day period beginning 60 days after the end of the "restricted period" under Regulation M, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, spend up to $1,400,000 to purchase warrants in the public marketplace, at prices not to exceed $0.65 per warrant following this offering. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination.

Note F—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note G—Common Stock

Effective November 2, 2005, the Company amended its certificate of incorporation to increase the authorized common stock to 150,000,000 shares and to effect a 15-to-11 stock split of its common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$90,000,000

Bank Street Telecom Funding Corp.

15,000,000 Units

PROSPECTUS

                 , 2005

CRT CAPITAL GROUP LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC Registration Fee	$32,845
NASD Filing Fee	28,100
Accounting Fees and Expenses	30,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	310,000
Blue Sky Services and Expenses	50,000
Miscellaneous (1)	40,000
Total	$540,585

(1)	This amount represents additional expenses that may be incurred by the Registrant or Underwriter in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145.    Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article Eight of our certificate of incorporation provides:

"The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby."

Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
BSTFC Management LLC	2,628,750
R.C. Mark Baker	187,500
Sir John Baring, Bt.	281,250
Royce J. Holland	375,000
Joel D. Gross	93,750
Brett Cohen	183,750
Total:	3,750,000

Such shares were issued on July 21, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. The shares issued to the individuals and entities above were sold for an aggregate offering price of $20,000 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement with Continental Stock Transfer & Trust Company**
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP*
10.1	Form of Letter Agreement between the Registrant and each of the existing non-management stockholders**
10.2	Form of Letter Agreement between the Registrant and Directors and Special Advisors**
10.3	Letter Agreement between CRT Capital Group LLC and BSTFC Management LLC**
10.4	Form of Letter Agreement between CRT Capital Group LLC and Directors and Special Advisors**
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.6	Form of Promissory Note issued by the Registrant to existing stockholders**
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders**
10.8	Form of Warrant Purchase Agreement between CRT Capital Group LLC and each of the existing stockholders**
10.9	Form of Office Service Agreement between the Registrant and The Bank Street Group LLC**
10.10	Form of Lock-up Agreement between the CRT Capital Group LLC and each of the existing stockholders**
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

*	To be filed by amendment.

**	Previously filed.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on December 13, 2005.

By:	/s/ Richard S. Lukaj Name: Richard S. Lukaj Title: Chief Executive Officer

Signature	Title	Date

/s/ Richard S. Lukaj	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2005

Richard S. Lukaj

/s/ James H. Henry	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	December 13, 2005

James H. Henry

*	Director	December 13, 2005

R.C. Mark Baker

*	Director	December 13, 2005

Sir John Baring, Bt.

*	Director	December 13, 2005

Paul B. Grosse

*	Director	December 13, 2005

Royce J. Holland

*	Director	December 13, 2005

Leonard G. Kriss

*	Director	December 13, 2005

Andrew D. Lipman

*By:	/s/ Richard S. Lukaj Richard S. Lukaj Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement with Continental Stock Transfer & Trust Company**
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP*
10.1	Form of Letter Agreement between the Registrant and each of the existing non-management stockholders**
10.2	Form of Letter Agreement between the Registrant and Directors and Special Advisors**
10.3	Letter Agreement between CRT Capital Group LLC and BSTFC Management LLC**
10.4	Form of Letter Agreement between CRT Capital Group LLC and Directors and Special Advisors**
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.6	Form of Promissory Note issued by the Registrant to existing stockholders**
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders**
10.8	Form of Warrant Purchase Agreement between CRT Capital Group LLC and each of the existing stockholders**
10.9	Form of Office Service Agreement between the Registrant and The Bank Street Group LLC**
10.10	Form of Lock-up Agreement between the CRT Capital Group LLC and each of the existing stockholders**
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

*	To be filed by amendment.

**	Previously filed.